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                                                                     Exhibit 4.2

RIGHTS CERTIFICATE NUMBER:  R                     NUMBER OF RIGHTS:
                          ---------                                 ----------

                                                            CUSIP: [         ]


                              ACORN PRODUCTS, INC.
                             A DELAWARE CORPORATION

                               RIGHTS CERTIFICATE

THE TERMS AND CONDITIONS FOR THE DISTRIBUTION OF RIGHTS ARE
SET FORTH IN THE RIGHTS AGREEMENT BETWEEN ACORN PRODUCTS, INC. (THE "COMPANY") AND AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY'S PROSPECTUS DATED NOVEMBER 21, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE RIGHTS AGENT OR THE COMPANY. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

THIS RIGHTS CERTIFICATE MUST BE RECEIVED BY THE RIGHTS AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M. NEW YORK TIME ON DECEMBER 23, 2002 (THE "EXPIRATION DATE").

The rights ("Rights") represented by this Rights Certificate may be exercised, in whole or in part, by duly completing Form 1A. Before exercising Rights, Rights Holders are urged to read carefully and in their entirety the Prospectus and Instructions on the reverse side of this Certificate.

IMPORTANT: ALSO COMPLETE FORM 1B (INSTRUCTIONS FOR DELIVERY TO DIFFERENT ADDRESS) (IF APPLICABLE) AND FORM 1C (METHOD OF PAYMENT).

Evidencing Rights to Purchase [__] Common Shares of Acorn Products, Inc.

Subscription Price: $5.00 per Right

THE RIGHTS WILL BE VALUELESS IF NOT EXERCISED ON OR BEFORE DECEMBER 23, 2002, AT 5:00 P.M., NEW YORK TIME, UNLESS OTHERWISE EXTENDED.


RECORD HOLDER [___________]

THIS IS TO CERTIFY THAT the record holder named above, or its assigns, is entitled to subscribe on or before the Expiration Date, for Common Shares of Acorn Products, Inc., a Delaware corporation (the "Company"), on the terms and conditions specified in the Prospectus, by exercising the Rights represented by this Certificate. Each full Right, accompanied by payment of $5.00, will entitle the holder to purchase one Common Share of the Company. The Rights represented by this Rights Certificate may be exercised by completing Form 1A and any other appropriate forms on the reverse side of this Certificate.

Prior to due presentment for registration of transfer hereof, the Company and the Rights Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Right represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Rights Agent) for all purposes and shall not be affected by any notice to the contrary.


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This Rights Certificate is not valid unless countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this Rights Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

ACORN PRODUCTS, INC.

Dated:  ____________________ By:  ______________________________


By:  ______________________________

[seal]

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent


By   ___________________________
         Authorized Officer
Dated: ______________________


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                            [REVERSE OF CERTIFICATE]

                              ACORN PRODUCTS, INC.

RETURN TO RIGHTS AGENT

by mail, overnight or hand delivery to:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York  10038
Attention:  ____________________


                            EXERCISE AND SUBSCRIPTION
       THE EXPIRATION DATE OF THIS RIGHTS CERTIFICATE IS DECEMBER 23, 2002
                           at 5:00 P.M. NEW YORK TIME

FORM 1A - SUBSCRIPTION

I hereby subscribe for the following Rights, upon the terms specified in the enclosed Prospectus:

No. of Rights              Price            Payment

[________]      x          $5.00   =        [________________]

(THIS FULL AMOUNT, PAYABLE TO THE ORDER OF AMERICAN STOCK TRANSFER & TRUST COMPANY MUST ACCOMPANY THE SUBSCRIPTION.)


----------------------------                 ----------------------------
Subscriber's Signature                     Telephone No. (including area code)

     (IF FORM 1B IS BEING COMPLETED, A SIGNATURE GUARANTEE WILL BE REQUIRED)

Signature Guaranteed By:

-------------------------------------------
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association and credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FORM 1B - DELIVERY TO DIFFERENT ADDRESS

INSTRUCTIONS FOR DELIVERY TO DIFFERENT ADDRESS


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If you wish for the Shares underlying your Rights represented by the Rights
Certificate, to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the address below. SIGNATURE GUARANTEE WILL BE REQUIRED IN FORM 1A.

-----------------------------

-----------------------------

-----------------------------


FORM 1C - METHOD OF PAYMENT

METHOD OF PAYMENT (CHECK ONE)

__ Uncertified check drawn on a bank located in the United States payable to the order of American Stock Transfer & Trust Company. Funds paid by an uncertified check may take at least five business days to clear. Accordingly, Rights holders who pay the exercise price with an uncertified check must make payment sufficiently in advance of the Expiration Date to ensure that the check is received and clears by the Expiration Date. The company will not consider any payment by check to have been made until the check clears.

__ Certified check or bank check drawn on a U.S. bank payable to the order of American Stock Transfer & Trust Company.

__ Wire transfer directed to the account maintained by the American Stock Transfer & Trust Company at the Chase Manhattan Bank, Account No.
         __________.

IF THE AMOUNT ENCLOSED OR TRANSMITTED IS NOT SUFFICIENT TO PAY THE SUBSCRIPTION PRICE FOR ALL OF THE RIGHTS EXERCISED, OR IF THE NUMBER OF RIGHTS TO BE EXERCISED IS NOT SPECIFIED, THE HOLDER WILL BE DEEMED TO HAVE SUBSCRIBED FOR THE MAXIMUM NUMBER OF RIGHTS THAT COULD BE SUBSCRIBED FOR THE AMOUNT ENCLOSED OR TRANSMITTED.

                                  INSTRUCTIONS
                     TO SUBSCRIBE USE OF FORMS 1A, 1B AND 1C

To subscribe, fill in Forms 1A, 1B (if applicable), and 1C on your Rights Certificate and sign on the line marked "Subscriber's Signature."

Each Right entitles its holder to purchase one Common Share for a Subscription Price of $5.00.

Full payment of the Subscription Price must accompany the Rights Certificate and may come via wire transfer or check drawn by a bank located in the United States payable to the order of American Stock Transfer & Trust Company.

NOTE: You may choose to exercise fewer Rights than the maximum number of Rights to which you are entitled, as represented by the Rights Certificate. To do this, follow the instructions for Form 1A using only the number of Rights for which you wish to subscribe.